Exhibit 99.1

KULR SETS MARCH 2023 CONFERENCE SCHEDULE

SAN DIEGO / GLOBENEWSWIRE / March 06, 2023 / KULR Technology Group, Inc. (NYSE American: KULR) (the "Company" or "KULR"), a leading energy management platform company accelerating the global transition to a sustainable electrification economy, is scheduled to participate at the following conferences in the month of March 2023:

Hai Heli-Expo 2023

Date: Tuesday, March 07, 2023 – Thursday, March 09, 2023

Location: Georgia World Congress Center, Atlanta, GA, Booth B3936

Event Details: The Company, a sponsor of the symposium, will demonstrate its KULR VIBE suite of products and services at the event, which is the world's largest helicopter trade show and exhibition symposium. KULR VIBE is the premier helicopter track and balance software based on Artificial intelligence with “learning” algorithms to determine precise balance adjustments and location based on order of precedence. KULR VIBE is used by large commercial helicopter companies globally and the US Department of Defense. On Wednesday, March 8th, at 9:45 AM (EST), KULR will participate in the Rotor Safety Challenge Forum. Participants are invited to contact the Company at contact@kulrtechnology.com to schedule an onsite software demonstration, and to learn how the KULR VIBE suite of products and services can be customized to address specific vibration issues.

35th Annual Roth Conference

Date: Sunday, March 12, 2023 – Tuesday, March 14, 2023

Location: The Ritz Carlton, Laguna Niguel in Dana Point, CA

Event Details: The Annual Roth Conference is one of the largest in the nation for small-cap companies. It combines company presentations, Q&A sessions, and management 1-on-1 meetings. Roth's award-winning Research Team identifies distinguished presenting companies across broad sectors, including consumer, energy, healthcare, industrial, metals & mining, technology, various sustainable industries, and more. KULR’s management will be available for one-on-one and small group meetings with institutional investors on Monday, March 13th and Tuesday, March 14th. For more information about the conference or to request a one-on-one meeting, please visit here.

About KULR Technology Group Inc.
KULR Technology Group Inc. (NYSE American: KULR) is a leading energy management platform company offering proven solutions that play a critical role in accelerating the electrification of the circular economy. Leveraging a foundation in developing, manufacturing, and licensing next-generation carbon fiber thermal management technologies for batteries and electronic systems, KULR has evolved its holistic suite of products and services to enable its customers across disciplines to operate with efficiency and sustainability in mind. For more information, please visit www.kulrtechnology.com.

Safe Harbor Statement
This release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. This release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Form 10-K filed with the Securities and Exchange Commission on March 28, 2022. Forward-looking statements include statements regarding our expectations, beliefs, intentions, or strategies regarding the future and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” and “would” or similar words. All forecasts are provided by management in this release are based on information available at this time and management expects that internal projections and expectations may change over time. In addition, the forecasts are entirely on management’s best estimate of our future financial performance given our current contracts, current backlog of opportunities and conversations with new and existing customers about our products and services. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

Investor Relations:

Mark Komonoski

Partner

Integrous Communications

Phone: 1-877-255-8483

Email: kulr@integcom.us